                                                                    Exhibit 21.1
                                                                    ------------

                     List of Subsidiaries of the Registrant


Saifun Semiconductors USA, Inc.

Saifun (BVI) Limited

Tulip Semiconductors L.P.

Saifun Ventures Ltd. (in liquidation)